Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-233136 on Form F-3 and Registration Statement No. 333-233958 on Form S-8 of our report dated March 23, 2023 relating to the consolidated financial statements of Eltek Ltd. (the “Company”) appearing in this Annual Report on Form 20-F/A of the Company for the year ended December 31, 2022.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A firm in the Deloitte Global Network
Tel Aviv, Israel

March 29, 2023